Exhibit 99.4

Proof 3: 12.03.04

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. THIS FORM MAY NOT BE USED TO ACCEPT THE OFFER FOR AMERICAN DEPOSITARY SHARES OF MERANT; THE LETTER OF TRANSMITTAL IS THE APPROPRIATE DOCUMENT FOR SUCH PURPOSES.

If you are in any doubt about the Offer or what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services Act 1986 or from another appropriately authorised independent financial adviser.

This Form of Acceptance, Authority and Election (the “Form”) should be read in conjunction with the accompanying Offer Document dated 18 March 2004 (the “Offer Document”). The definitions used in the Offer Document apply in this Form, unless otherwise defined herein. The provisions of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form and should be read carefully by each Merant Shareholder.

If you have sold or otherwise transferred all your Merant Shares, please send this Form, the Offer Document, the accompanying documents and the reply-paid envelope as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into Canada, Australia or Japan.

The Offer, is not being made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, this Form and the Offer Document are not being and must not be mailed or otherwise distributed or sent in, into or from Canada, Australia or Japan. The availability of the Offer to persons who are not resident in the United Kingdom or the United States may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom or the United States should inform themselves about and observe any applicable requirements and should read the details in this regard which are contained in paragraph [9] of Part B of Appendix I of the Offer Document and the relevant provisions of this Form.

If you are a CREST sponsored member you should refer to your CREST sponsor before completing this Form, as only your CREST Sponsor will be able to send a TTE Instruction to CRESTCo.

Form of Acceptance, Election and Authority

Recommended Cash and Share Offer

by

Serena Software,Inc

and by

Lehman Brothers

on its behalf

(outside of the United States)

for

the entire issued and to be issued share capital of

Merant plc

PROCEDURE FOR ACCEPTANCE

•	To accept the Offer, complete this Form on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. All Merant Shareholders who are individuals must sign in the presence of a witness who must also sign where indicated. If you hold Merant Shares jointly with others, you must arrange for all your co-holders to sign this Form.

•	Please send this Form, duly completed and signed AND ACCOMPANIED, IF YOUR MERANT SHARES ARE IN CERTIFICATED FORM, BY YOUR MERANT SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE either (if you are a non-US holder) by post or by hand to the UK Receiving Agent, [Capita IRG Plc, Corporate Actions, P O Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH] or (if you are a US holder) to the US Depositary, [Address] or by hand or overnight courier at [Address] as soon as possible but in any event so as to be received no later than 3.00 pm (London time), 10.00 am (New York City time) on [15 April 2004]. A reply-paid envelope (only for use in the UK or the US as the case may be) is enclosed for documents lodged by post.

•	If your Merant Shares are in uncertificated form (that is, if you do not have a share certificate because your shares are held in CREST), you should read carefully paragraph [10] of Part B of Appendix I to the Offer Document in order to transfer your Merant Shares to an escrow balance. For this purpose, the participant ID of [Capita IRG Plc], the escrow agent, is [RA10], the member account ID of the escrow agent is MERANT and the Form of Acceptance Reference Number of this Form (for insertion in the first eight characters of the shared note field on the TTE Instruction) is shown next to Box [6] on page 3 of this Form. You should ensure that the transfer to escrow settles no later than 3.00 pm (London time), 10.00 am (New York City time) on [15 April 2004]. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

•	If you hold Merant Shares in both certificated and uncertificated form, you should complete a separate Form for each holding. Similarly, you should complete a separate Form for each different member account ID under which Merant Shares are held in uncertificated form and for each different designation under which Merant Shares are held in certificated form. You can obtain further Forms by contacting [Capita IRG Plc, The Bank of New York] or D.F. King & Co., Inc. on one of the telephone numbers set out below.

•	If your Merant Shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent and readily available, you should complete and sign this Form and arrange for it to be lodged by such agent with the relevant document(s). If your share certificate(s) and/or other document(s) of title is/are not readily available, or if your share certificate(s) is/are lost, please read Notes 3 and 4 on page 4 of this Form.

•	Please read Appendix I to the Offer Document, the terms of which are incorporated into and form part of this Form.

•	A Form received in an envelope postmarked in Canada, Australia or Japan or otherwise appearing to Serena or its agents to have been sent from Canada, Australia or Japan may be rejected as an invalid acceptance of the Offer.

•	If you are in any doubt as to the procedures for acceptance, please contact the UK Receiving Agent at Capita IRG Plc, Corporate Actions, P O Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH or by telephone on [0870 162 3100] or the US Depositary at [The Bank of New York, Tender & Exchange Department, (Serena-Merant), PO Box 859208, Braintree, MA 02185-9208 (if by mail); The Bank of New York, Tender & Exchange Department, (Serena-Merant), 161 Bay State Road, Braintree, MA 02184 (if by overnight delivery); The Bank of New York, Tender & Exchange Dept-11W, (Serena-Merant), 101 Barclay Street, Receive and Deliver Window-Street Level, New York, NY 10286 (if by hand)], or by telephone on [Number] or the Information Agent at D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, or by telephone in the United States (toll free) on 1 (800) 859-8059 (or for banks and brokers 1 (212) 269-5550) or in the United Kingdom on 020 7920 9700 or (freephone) on 0800 917 8414. You are reminded that if you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

DO NOT DETACH ANY PART OF THIS FORM

PLEASE FOLLOW THESE INSTRUCTIONS WHEN COMPLETING PAGE 3

HOW TO COMPLETE THIS FORM

The provisions of Appendix I to the Offer Document are incorporated into and form part of this Form.

1	THE OFFER

To accept the Offer, insert in Box 1 the total number of Merant Shares in respect of which you wish to accept the Offer, whether or not you also wish to elect for the Mix and Match Election and/or the US dollar alternative.

You must also check Box 2, sign Box 6 in accordance with the instructions set out herein, and, if appropriate, complete Box 3A or 3B, Box 4, Box 6, Box 7 and/or Box 8A or 8B.

If you validly accept the Offer and do not complete any of Boxes 3A or 3B, or 4 you will receive 136.5 pence in cash and 0.04966 of a new Serena Share for every 1 Merant Share in respect of which you have accepted, or are deemed to have accepted, the Offer.

If no number, or a number greater than your entire registered holding of Merant Shares, is inserted in Box 1 and you have signed Box 5 in accordance with the instructions set out herein, you will be deemed to have accepted the Offer in respect of your entire registered holding of Merant Shares (being your entire holding under the name and address specified in Box 2 (or, if applicable, Box 8A) or, if your Merant Shares are in CREST, under the participant ID and member account ID specified in Box 6). CREST participants are requested to insert in Box 1 the same number of Merant Shares as entered in the relevant TTE Instruction. If you do not wish to make a Mix and Match Election, you do not need to complete Box 3A or 3B, but must sign Box 5 and, if appropriate, complete Boxes 6, 7 and/or 8A or 8B. If you put “No” in Box 7, you may be deemed not have accepted the Offer.

Complete here  è

2	ADDRESS FOR PAYMENT OF CONSIDERATION
	Your consideration will be sent to the address in Box 2 unless (i) this address is in Canada, Australia or Japan in which case you should complete Box 8B with an address outside those countries, or (ii) you have completed Box 8A with an alternative address. Box 2 should include your full	name(s) and address(es), and next to it, the number of Merant Shares held in your name on the Merant register. If your name and/or address is not printed in Box 2 of this Form or is incorrect, please read note 7 on page 4 and insert the correct details in Box 8A or 8B.	Complete here è

3	THE MIX AND MATCH ELECTION
To elect to vary the proportion in which you receive Serena Shares and cash in respect of your holding of Merant Shares:

DO NOT FILL IN BOTH BOX 3A and BOX 3B.

You must also complete Box 1, check Box 2 and sign Box 5 in accordance with the instructions stated therein. The number in Box 3A or the number in Box 3B must not exceed the number inserted or deemed to be inserted in Box 1. If the number in Box 3A or 3B does exceed the number inserted or deemed to be inserted in Box 1 you will be deemed to have made an election in respect of your entire holding of Merant Shares (as set out in Box 1 above) to receive Serena Shares or cash as appropriate.

If the elections cannot be satisfied in full, they will be scaled down on a pro rata basis.

(a) you should insert in Box 3A the number of Merant Shares in respect of which you wish to receive additional Serena Shares.
OR
	(b) you should insert in Box 3B the number of Merant Shares in respect of which you wish to receive additional cash.		Complete here è

4	US DOLLAR ALTERNATIVE

If, but only if, you want to receive all of your cash consideration in US dollars instead of pounds sterling, you must put “YES” in Box 4.

You may not elect to receive payment of the cash consideration in a mixture of US dollars and pounds sterling. If you put “YES” in

		Box 4, you will receive the whole of your cash consideration in US dollars. Details of the basis of payment in	US dollars is set out in paragraph [13] of Part B of Appendix I to the Offer Document. Please note that any fluctuation in the US dollar/pound sterling exchange rate will be at your risk.
Complete here è

5	SIGNATURES

In all cases, you must sign Box 5 and, in the case of a joint holding, arrange for all other joint holders to do likewise.

EACH HOLDER WHO IS AN INDIVIDUAL MUST SIGN IN THE PRESENCE OF A WITNESS, who must also sign and complete Box 5 where indicated. The witness must be over 18 years of age and must not be one of the joint holders. The same witness may witness each signature of joint holders. If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor or attorney) of the person(s) making the acceptance. If this Form is signed by an attorney, the executed power of attorney (or a duly certified copy thereof) must be lodged with this Form.

A company may execute this Form under seal, the seal being affixed and witnessed in accordance with its articles of association or other relevant regulations. Alternatively, two directors or a director and the company secretary may sign this Form on behalf of a company incorporated in England and Wales, and a company incorporated outside England and Wales may execute this Form in accordance with the laws of the territory in which the relevant company is incorporated. In both cases execution should be expressed to be by the company and any officer signing this Form should indicate under his/her signature the office which he/she holds within the relevant body corporate.

Please note that if you sign Box 5 and leave Box 7 blank, you will be deemed to have given the representations and warranties set out in paragraph [11(b)] of Part B of Appendix I to the Offer Document.

Holders and

witness(es)

complete and

sign here   è

6	PARTICIPANT ID AND MEMBER ACCOUNT ID

If your Merant Shares are in CREST, you must insert in Box 6 the participant ID and the member account ID under which such Shares are held by you in CREST.

You must also transfer (or procure the transfer of) the Merant

		Shares concerned to an escrow balance, specifying in the TTE Instruction the participant ID and member account ID inserted in Box 6, the Form of Acceptance Reference Number of this Form and the other information specified in paragraph [10(f)] of Part B of	Appendix I to the Offer Document. The Form of Acceptance Reference Number of this Form appears next to Box 6 on page 3 of this Form. Complete here è

7	OVERSEAS SHAREHOLDERS
	If you are unable to give the representations and warranties required by paragraph [11(b)] of Part B of Appendix I to the Offer Document, YOU MUST PUT “NO” IN BOX 7.	If you do not put “NO” in Box 7 you will be deemed to have given such representations and warranties.	If you do put “NO” in Box 7 you may be deemed not to have accepted the Offer. Complete here è

8	ALTERNATIVE ADDRESS

If the details shown in Box 2 are not correct in all respects, please complete Box 8A with the full name and address of the sole or first-named registered holder in BLOCK CAPITALS. Please do not complete Box 8B if the details shown in Box 2 are correct in all respects.

If you wish the cash consideration or any documents to be sent to someone (who must be outside Canada, Australia and

Japan) other than the person in Box 2 (or, if applicable, Box 8A) then you should complete Box 8B in respect of such new addressee.

If you insert in Box 8A an address in Canada, Australia or Japan, you must provide in Box 8B an alternative address outside Canada, Australia or Japan to which your consideration can be sent.

In any event, please enter a day-time telephone number (including STD code)where you can be contacted in the event of any query arising from this Form. You must not insert a telephone number in Canada, Australia or Japan.

Complete here  è

PLEASE COMPLETE AS EXPLAINED ON PAGES 2 AND 4

The provisions of Appendix I of the Offer Document are incorporated into and form part of this Form

1	TO ACCEPT THE OFFER	BOX 1

Complete Box 1, check Box 2 and, if appropriate, complete Box 3A, or Box 3B, Boxes 4, 6, 7 and/or 8A or 8B and then sign Box 5

2	YOUR SHAREHOLDING DETAILS	BOX 2

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)
Number of shares

3	TO MAKE AN ELECTION UNDER THE MIX AND MATCH ELECTION	BOX 3A	BOX 3B

	Complete Box 1, check Box 2, complete Box 3A or Box 3B, and, if appropriate, Boxes 4, 6, 7 and/or 8A or 8B and sign Box 5 in the presence of witness.	_____________________________ No. of Merant Shares in respect of which you wish to receive additional Serena Shares (if available)	_____________________________ No. of Merant Shares in respect of which you wish to receive additional cash (if available)
Do not fill in both Box 3A and Box 3B.
The number in Box 3A or Box 3B must not exceed the number in Box 1.

4	US DOLLAR ALTERNATIVE		BOX 4

Please put “YES” in Box 5 to receive all of your cash consideration in US dollars instead of pounds sterling in accordance with paragraph [13] of Part B of Appendix I of the Offer Document.
You may elect to receive all of your cash consideration in US dollars only in respect of your entire holding of Merant Shares in respect of which you accept the Offer and in respect of which you are entitled to receive cash consideration.

Only put “YES” in the above box if you wish to receive all your cash consideration in US Dollars

5	SIGN HERE TO ACCEPT THE OFFER		BOX 5

Execution by individuals. Signed and delivered as a deed by: Witnessed by:
	1. ______________________________________	1. Name _________________________________	Signature _______________________________
Address __________________________________________________________________________
	2. ______________________________________	1. Name _________________________________	Signature _______________________________
Address __________________________________________________________________________
	3. ______________________________________	1. Name _________________________________	Signature _______________________________
Address __________________________________________________________________________
	4. ______________________________________	1. Name _________________________________	Signature _______________________________
Address __________________________________________________________________________

IMPORTANT: THE SIGNATURE OF EACH REGISTERED HOLDER WHO IS AN INDIVIDUAL MUST BE WITNESSED. THE WITNESS MUST BE OVER 18 YEARS OF AGE AND MUST NOT BE A JOINT HOLDER. IN THE CASE OF JOINT HOLDERS, ALL MUST SIGN.

Execution by a company
*Executed and delivered as a deed under the common seal of the company named right:
*Executed and delivered as a deed by the company named right:	Name of company: ______________________________
*In the presence of/Acting by:
Signature of director: _______________________________________________________________	Name of director _______________________________

*Signature of director/secretary _______________________________________________________	*Name of director/secretary _______________________
*delete as appropriate	Affix seal here

6	PARTICIPANT ID AND MEMBER ACCOUNT ID	BOX 6

	The Reference Number of this Form of Acceptance is:	Participant ID __________________
Complete Box 7 only if your Merant Shares are in CREST
Member Account ID _____________

7	OVERSEAS SHAREHOLDER	BOX 7

Please put “NO” in Box 7 if you are unable to give the representations and warranties relating to overseas shareholders set out in paragraph [11(b)] of Part B of Appendix I of the Offer Document.

8	ALTERNATIVE ADDRESS	BOX 8

BOX 8A Correct name/registered address, if different from BOX 2
Name __________________________________________
Address _______________________________________
Postcode _______________________________________

(Complete in BLOCK CAPITALS)

BOX 8B Address outside Canada, Australia and Japan to which cash consideration and/or other documents are to be sent if different from BOX 2 or BOX 8A.
Name __________________________________________
Address _______________________________________
Postcode _______________________________________

In case of query, please state your daytime telephone number
FOR OFFICE USE ONLY
HOLDER CODE
[ ]
[ ]
[ ]

3

FURTHER NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to avoid delay and inconvenience to you, the following points may assist you:

1.	If the sole holder has died

If a grant of probate or letters of administration has/have been registered with Merant’s registrar, this Form must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness, and returned either by post or by hand (in the case of a non-US holder) to the UK Receiving Agent, [Capita IRG Plc, Corporate Actions, P O Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH], or by hand only (during normal business hours only) to [Capita IRG Plc, Corporate Actions, P O Box 166, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TH], or (in the case of a US holder) to the US Depositary, [Address] or by hand or overnight courier at [Address]. If a grant of probate or letters of administration has/have not been registered with Merant’s registrar, the personal representative(s) or the prospective personal representative(s) should sign the Form, each in the presence of a witness, and return it as aforesaid. However, the grant of probate or letters of administration must be lodged with [Capita IRG Plc] or [Name], as appropriate, before the consideration due can be forwarded to the personal representative(s).

2.	If one of the joint holders has died

This Form must be signed by all surviving holders, each in the presence of a witness, and lodged with [Capita IRG Plc] or [Name], as appropriate, at any of the relevant addresses set out in paragraph 1 above, accompanied by the share certificate(s) and/or other document(s) of title, if your Merant Shares are in certificated form, and the death certificate, the grant of probate or letters of administration in respect of the deceased holder.

3.	If your Merant Shares are in certificated form and the certificate(s) is/are held by your bank or some other agent

If your share certificate(s) and/or other document(s) of title is/are readily available, the completed Form should be delivered to your bank, stockbroker or other agent for lodging with [Capita IRG Plc] or [Name], as appropriate, at any of the relevant addresses set out in paragraph 1 above accompanied by the share certificate(s) and/or other document(s) of title. If your share certificate(s) and/or other document(s) of title is/are not readily available, the completed Form should be lodged with [Capita IRG Plc] or [Name], as appropriate, at the relevant address set out in paragraph 1 above, together with a note saying e.g. “certificates to follow” and you should arrange for the share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter.

4.	If your Merant Shares are in certificated form and any share certificate has been lost

The completed Form, and any share certificate(s) which you may have available, should be lodged with the UK Receiving Agent (if you are not in the United States) or the US Depositary (if you are in the United States), as appropriate, at any of the relevant addresses set out in paragraph 1 above, accompanied by a letter stating that the balance will follow (and, if applicable, that you have lost one or more of your share certificates). At the same time, you should write to Merant’s registrars, [Lloyds TSB Registrars], requesting that a letter of indemnity be sent to you which, when completed in accordance with the instructions given, should be lodged with the UK Receiving Agent (if you are not in the United States) or the US Depositary (if you are in the United States), as appropriate, at the relevant address set out in paragraph 1 above, as soon as possible thereafter.

5.	If your Merant Shares are in CREST

You should take the action set out in Part B (in particular, paragraphs [10(d)-(f))] of Appendix I to the Offer Document to transfer your Merant Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears next to Box [6] on page 3 of this Form) so that such Number can be inserted into the TTE Instruction.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE Instruction to CRESTCo.

6.	If the Form has been signed under power of attorney

The completed Form, together with any share certificate(s) and/or other document(s) of title available, should be lodged with the UK Receiving Agent or the US Depositary, as appropriate, at the relevant address set out in paragraph 1 above, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted by the UK Receiving Agent or the US Depositary and returned as directed.

7.	If your name or other particulars are shown incorrectly on your share certificate(s)

e.g.	Name on the certificates	James Smith

	Correct name	James Smythe

Box [2] of the Form should be completed in your correct name and lodged with the UK Receiving Agent or the US Depositary, as appropriate, at the relevant address set out in paragraph 1 above, together with your share certificate(s) and accompanied by a letter from your bank, stockbroker or solicitor confirming that the person in whose name the Merant Shares are registered is one and the same as the person who has signed the Form. If an incorrect address is shown, the correct address should also be written in Box on the Form. If you have changed your name, complete Box [2] of the Form in your correct name and lodge your marriage certificate or deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name with this Form for noting and return to the UK Receiving Agent or the US Depositary.

8.	If a holder is away from home (e.g. abroad or on holiday)

Send this Form and the Offer Document by the quickest means (e.g. airmail) to the holder for execution (provided that such documents are not forwarded or transmitted, by any means, in or into Canada, Australia or Japan) or, if he/she has executed a power of attorney giving sufficient authority, have this Form signed by the attorney in the presence of a witness. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) should be lodged with this Form for noting (see paragraph 6 above). No other signatures are acceptable.

9.	If you have sold or transferred all, or wish to sell or transfer part of, your Merant Shares

If you have sold or transferred all your Merant Shares, please send this Form and the Offer Document at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, this Form and the Offer Document (and any other offer documentation) should not be forwarded or transmitted in or into Canada, Australia or Japan. If your Merant Shares are in certificated form, and you wish to sell part of your holding of Merant Shares and to accept the Offer in respect of the balance but are unable to obtain the balance share certificate by 3.00 pm (London time), 10.00 am (New York City time) on 14 April 2004, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or indication, signed on behalf of Merant’s registrar, in respect of the balance of your holding of Merant Shares.

10.	If you are not resident in the United Kingdom or the United States

The attention of Merant Shareholders not resident in the United Kingdom or the United States is drawn, in particular, to paragraph [9] of Part B of Appendix I to the Offer Document.

Subject to the City Code and without prejudice to Part B of Appendix I to the Offer Document, Serena reserves the right to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant transfer to escrow or (as appropriate) the relevant share certificate(s) and/or other document(s) of title. In that event, no consideration due under the Offer will be sent until after the relevant transfer to escrow has been made or (as appropriate) the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Serena have been received.